EXHIBIT 99.1


PRESS RELEASE

FOR IMMEDIATE RELEASE
June 20, 2007

BLUE DOLPHIN ENERGY COMPANY SUBSIDIARY ENTERS INTO NEW PIPELINE TRANSPORTATION AGREEMENT

Houston, June 20 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ:BDCO) ("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, today announced that its wholly-owned subsidiary, Blue Dolphin Pipe Line Company, has entered into a gas and condensate transportation and interconnection agreement with a new shipper to deliver production into its Galveston Area Block 350 Pipeline. Production will be delivered into the pipeline in Galveston Block 385. The Company expects transportation services for this shipper to commence by early third quarter 2007. Throughput volumes are not yet known. Blue Dolphin Pipe Line Company owns an 83% undivided interest in the Galveston Area Block 350 Pipeline.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas. For further information visit the Company's website at http://www.blue-dolphin.com.

Contact:
Gregory W. Starks
Vice President and Treasurer
713-227-7660

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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